Sunoco Logistics to Acquire Energy Transfer Partners

Transaction Expected to be Immediately Accretive to SXL Distributable Cash Flow

Newtown Square, PA and Dallas, TX – November 21, 2016 – Sunoco Logistics Partners L.P. (NYSE: SXL) and Energy Transfer Partners, L.P. (NYSE: ETP) today announced that they have entered into a merger agreement providing for the acquisition of ETP by SXL in a unit-for-unit transaction. The transaction was approved by the boards of directors and conflicts committees of both partnerships and is expected to close in the first quarter of 2017, subject to receipt of ETP unitholder approval and other customary closing conditions.
Under the terms of the transaction, ETP unitholders will receive 1.5 common units of SXL for each common unit of ETP they own. This equates to a 10% premium to the volume weighted average pricing of ETP’s common units for the last 30 trading days immediately prior to the announcement of the transaction.
As SXL will be the acquiring entity, the existing incentive distribution rights provisions in the SXL partnership agreement will continue to be in effect, and Energy Transfer Equity, L.P. (NYSE: ETE) will own the incentive distribution rights of SXL following the closing of the transaction. As part of this transaction, ETE has agreed to continue to provide all the incentive distribution right subsidies that are currently in effect with respect to both partnerships. The transaction is expected to be immediately accretive to SXL’s distributable cash flow per common unit and is also expected to allow the combined partnership to be in position to achieve near-term distribution increases in the low double digits and a more than 1.0x distribution coverage ratio.
The transaction is expected to provide significant benefits for SXL and ETP unitholders as the combined partnership will have increased scale and diversification across multiple producing basins and will have greater opportunities to more closely integrate SXL’s natural gas liquids business with ETP’s natural gas gathering, processing and transportation business. With this transaction, SXL and ETP expect to build upon their experience working together as partners in several joint ventures to pursue commercial opportunities and to achieve cost savings while enhancing the service capabilities for their customers. SXL and ETP expect that the transaction will allow for commercial synergies and costs savings in excess of $200 million annually by 2019.
The transaction is also expected to strengthen the balance sheet of the combined organization by utilizing cash distribution savings to reduce debt and to fund a portion of the growth capital expenditure programs of the two partnerships. ETP and SXL have spent approximately $15 billion in organic growth capital over the past several years, and these expenditures, combined with the completion of other major capital projects currently in progress, are expected to continue to generate strong distributable cash flow growth.
Both ETP and SXL management teams are pleased to be able to bring two strong partnerships together in this strategic transaction that combines the premier crude oil midstream MLP with the premier natural gas midstream MLP. The combined partnership is expected to be the second largest MLP as measured by enterprise value.
At the closing of the transaction, the Chief Executive Officer, Chief Commercial Officer, President and Chief Financial Officer of the combined partnership will be Kelcy Warren, Mackie McCrea, Matt Ramsey and Tom Long, respectively, and it is expected that Mike Hennigan and other members of the SXL management team will continue in leading management roles of the combined company with the SXL business headquartered in Philadelphia.
SXL and ETP will hold a joint conference call to discuss the transaction details on Monday, November 21, 2016 at 3:00 p.m. Central Time (4:00 p.m. Eastern Time). An investor presentation will be posted to the partnerships’ websites and filed with the SEC on a Form 8-K.

The dial-in number for the call is 1-877-524-8416.  The investor presentation and a live webcast of the call may be accessed on the investor relations page of SXL’s website at www.sunocologistics.com or ETP’s website at www.energytransfer.com.  The call will be available for replay on those sites or by dialing 1-877-660-6853.  A replay of the broadcast will also be available on SXL’s and ETP’s websites for a limited time.
Advisors
Latham & Watkins LLP acted as legal counsel to ETP. Vinson & Elkins LLP acted as legal counsel to SXL. Barclays acted as financial advisor and Potter Anderson & Corroon LLP acted as legal counsel to ETP’s conflicts committee. Citi acted as financial advisor and Richards Layton & Finger, P.A. acted as legal counsel to SXL’s conflicts committee.
About Energy Transfer Partners
Energy Transfer Partners, L.P. (NYSE: ETP) is a master limited partnership that owns and operates one of the largest and most diversified portfolios of energy assets in the United States. ETP’s subsidiaries include Panhandle Eastern Pipe Line Company, LP (the successor of Southern Union Company) and Lone Star NGL LLC, which owns and operates natural gas liquids storage, fractionation and transportation assets. In total, ETP currently owns and operates more than 62,500 miles of natural gas and natural gas liquids pipelines. ETP also owns the general partner, 100% of the incentive distribution rights, and approximately 67.1 million common units in Sunoco Logistics Partners L.P. (NYSE: SXL), which operates a geographically diverse portfolio of crude oil and refined products pipelines, terminalling and crude oil acquisition and marketing assets. ETP’s general partner is owned by Energy Transfer Equity, L.P. For more information, visit the Energy Transfer Partners, L.P. website at www.energytransfer.com.
Sunoco Logistics Partners L.P. (NYSE: SXL) is a master limited partnership that owns and operates a logistics business consisting of a geographically diverse portfolio of complementary pipeline, terminalling, and acquisition and marketing assets which are used to facilitate the purchase and sale of crude oil, refined products, and natural gas liquids, and refined products. SXL’s general partner is a consolidated subsidiary of Energy Transfer Partners, L.P. (NYSE: ETP). For more information, visit the Sunoco Logistics Partners L.P. website at www.sunocologistics.com.
Energy Transfer Equity, L.P. (NYSE: ETE) is a master limited partnership that owns the general partner and 100% of the incentive distribution rights (IDRs) of Energy Transfer Partners, L.P. (NYSE: ETP) and Sunoco LP (NYSE: SUN). ETE also owns approximately 2.6 million ETP common units and approximately 81.0 million ETP Class H Units, which track 90% of the underlying economics of the general partner interest and IDRs of Sunoco Logistics Partners L.P. (NYSE: SXL). On a consolidated basis, ETE’s family of companies owns and operates approximately 71,000 miles of natural gas, natural gas liquids, refined products, and crude oil pipelines. For more information, visit the Energy Transfer Equity, L.P. website at www.energytransfer.com.
Forward-Looking Statements
This release includes “forward-looking” statements. Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. ETP and SXL cannot give any assurance that expectations and projections about future events will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. These risks and uncertainties include the risks that the proposed transaction may not be consummated or the benefits contemplated therefrom may not be realized. Additional risks include: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of SXL to successfully integrate ETP’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue, DCF and EBITDA growth, and volatility in the price of oil, natural gas, and natural gas liquids. Actual results and outcomes may differ materially from those expressed in such forward-looking statements. These and other risks and uncertainties are discussed in more detail in filings made by ETP and SXL with the Securities and Exchange Commission (the “SEC”), which are available to the public. ETP and SXL undertake no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The information contained in this press release is available on ETP’s website at www.energytransfer.com and on the SXL website at www.sunocologistics.com.
Additional Information and Where to Find It
SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT REGARDING THE TRANSACTION CAREFULLY WHEN IT BECOMES AVAILABLE. These documents (when they become available), and any other documents filed by ETP or SXL with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the registration statement and the proxy statement/prospectus by phone, e-mail or written request by contacting the investor relations department of ETP or SXL at the following:

Energy Transfer
Investor Relations:
Lyndsay Hannah, 214-981-0795
Brent Ratliff, 214-981-0795
or
Granado Communications Group
Media Relations:
Vicki Granado, 214-599-8785
Cell: 214-498-9272
or
Sunoco Logistics
Investor Relations:
Peter Gvazdauskas, 215-977-6322
or
Media Relations:
Jeff Shields, 215-977-6056

Participants in the Solicitation

ETP, SXL and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information regarding the directors and executive officers of ETP is contained in ETP’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 29, 2016. Information regarding the directors and executive officers of SXL is contained in SXL’s Form 10-K for the year ended December 31, 2015, which was filed with the SEC on February 26, 2016. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement/prospectus.